EXHIBIT 10

Underberg & Kessler LLP
1800 Chase Square
Rochester, New York 14604

                         December 3, 1997

The Canandaigua Funds
72 South Main Street
Canandaigua, New York 14424

          Re:  The Canandaigua Funds: Registration Statement on Form N-1A

Gentlemen:

     You have requested our opinion as to certain matters relating to The Canandaigua Funds, an open end management investment company organized as a Delaware business trust (the "Trust") established pursuant to a Declaration of Trust dated October 31, 1997 (the "Declaration"). We understand that the Trust and The Canandaigua National Collective Investment Fund for Qualified Trusts, a collective investment fund organized as a trust under New York law and in accordance with the rules and regulations of the U.S. Comptroller of the Currency (the "Predecessor Trust"), have entered into an Agreement and Plan of Reorganization, Conversion and Termination dated as of October 31, 1997 (the "Reorganization Agreement"), which will effect the conversion of the Equity Portfolio and the Bond Portfolio, each a separate series of units of beneficial interest ("Units") of the Predecessor Trust (each a "Portfolio"), into an equal number of shares of beneficial interest, par value $.001 per share (the "Shares"), of its corresponding series of the Trust, the Equity Fund and the Bond Fund (each a "Corresponding Series"), respectively. The conversion will involve the transfer of all of the assets of each Portfolio to the Trust solely in exchange (1) for assumption of all liabilities of that Portfolio by the Corresponding Series and (2) for the issuance by the Corresponding Series of its Shares to the Predecessor Trust, followed by the constructive distribution on the Closing Date (as defined in the Reorganization Agreement) of such Shares to the holders of Units of that Portfolio in exchange for their Units in and in liquidation and termination of that Portfolio.

     As successor to the Predecessor Trust, the Trust is in the process of filing or has filed with the Securities and Exchange Commission (the "SEC") Post-Effective Amendment No. 6 to the registration statement on Form N-1A, Registration No. 033-53698, heretofore filed by the Predecessor Trust under the Securities Act of 1933, as amended (the "Securities Act"), to register an indefinite number of shares of the Trust, which also constitutes Post-Effective Amendment No. 7 to the registration statements heretofore filed by the Predecessor Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"), Registration No. 811-7322, (collectively, the "Registration Statement").

     Our firm has acted as counsel to both the Predecessor Trust and to you in connection with the preparation, execution and delivery of the Declaration, the Bylaws and other organizational documents of the Trust, the Reorganization Agreement, and the Registration Statement. For purposes of this opinion, we have also reviewed the actions taken by the Trustees to organize the Trust and to authorize the execution and delivery of the Reorganization Agreement and the issuance and sale of the Shares, as well as certificates of public officials and of the Trustees and officers of the Trust as to matters of fact, and such other documents as we have deemed necessary for the purpose of rendering this opinion. We have assumed without independent verification the genuineness of the signatures on, and the authenticity of, all documents furnished to us and the conformity to the originals of all documents submitted to us as copies.

     We are members of the Bar of the State of New York, and our opinion is limited to matters governed by the laws of the State of New York, the Business Trust Act and the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

     Based upon the foregoing, it is our opinion that:

     1) The Trust is a duly organized and validly existing business trust in good standing under the laws of the state of Delaware.

     2) The Trust is authorized to issue an unlimited number of Shares. The Shares that the Trust is to issue to the Predecessor Trust pursuant to the Reorganization Agreement (the "Initial Shares"), and the Shares to be offered pursuant to the Registration Statement (the "Offered Shares"), have been duly and validly authorized by all requisite action of the Trustees of the Trust.

     3) The Initial Shares, when issued by the Trust in accordance with the provisions of the Reorganization Agreement, and the Offered Shares, when issued and sold as contemplated by the Registration Statement, will have been validly and legally issued, and will be fully paid and non-assessable by the Trust.

     4) Under the Delaware Business Trust Act and the terms of the Declaration, each shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that we express no opinion as to the liability of any shareholder who is, was or may become a Trustee of the Trust.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any references to this opinion therein.

                                   Very truly yours,

                                /s/ Underberg & Kessler LLP

                                   UNDERBERG & KESSLER LLP


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